Exhibit 99.1

PerkinElmer to Acquire Oxford Immunotec Global PLC

•	PerkinElmer to acquire Oxford Immunotec for USD 22.00 per share in cash

•	Transaction expected to be completed in the first half of 2021

WALTHAM, Mass. and LONDON, January 7, 2021 – PerkinElmer, Inc. (NYSE: PKI) (“PerkinElmer”) and Oxford Immunotec Global PLC (NASDAQ: OXFD) (“Oxford Immunotec” or the “Company”) are pleased to announce they have reached an agreement on terms under which PerkinElmer will acquire Oxford Immunotec (the “Acquisition”). It is intended that the Acquisition will be implemented by means of a U.K. High Court of Justice-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act 2006 between Oxford Immunotec and its shareholders (the “Scheme”).

Under the terms of the Acquisition, Oxford Immunotec shareholders will be entitled to receive USD 22.00 in cash for each outstanding ordinary share (“Oxford Immunotec Share”). The terms of the Acquisition value the Company’s entire issued and to be issued ordinary share capital at approximately USD 591 million, and the terms of the Acquisition represent a premium of approximately 28.3% to the closing price per share of USD 17.15 on January 5, 2021 (being the last practicable date prior to the date of this announcement (the “Announcement”)) and 53.5% to the 90 trading day volume-weighted average price per Oxford Immunotec Share of USD 14.34 for the period from October 8, 2020 to January 5, 2021 (being the last practicable date prior to the date of this Announcement). In addition, the terms of the Acquisition represent a premium of 99.2% to the Company’s enterprise value calculated using the 90-day volume weighted average price for the period from October 8, 2020 to January 5, 2021.

Through this Acquisition, PerkinElmer will grow its portfolio of advanced infectious disease testing solutions to include tuberculosis detection to better serve customers around the world. Moreover, the deal will enable PerkinElmer to combine its channel expertise and leading workflow and testing capabilities with Oxford Immunotec’s leading proficiencies in T cell immunology with its proprietary test kits for latent tuberculosis.

In terms of financial impact, PerkinElmer expects the Acquisition to be modestly accretive to non-GAAP earnings in year-one following the close, and PerkinElmer anticipates Oxford Immunotec’s sales growth will exceed that of its Diagnostics franchise for the foreseeable future.

Headquartered in Abingdon, UK, Oxford Immunotec is recognized as a global leader of proprietary test kits for latent tuberculosis. Its Interferon Gamma Release Assay (IGRA) offering identifies individuals who are infected with tuberculosis. Oxford Immunotec had approximately 275 global employees as of September 30, 2020 and reported total revenue from continuing operations of $73.7 million and $39.2 million as of the fiscal year ended December 31, 2019 and the nine months ended September 30, 2020, respectively.

Commenting on the Acquisition, Prahlad Singh, PhD, President and Chief Executive Officer of PerkinElmer, said: “Tuberculosis remains one of the leading infectious causes of death, with close to one quarter of the world’s population infected. We believe Oxford Immunotec’s diagnostic testing solution plays an important role in slowing the spread and saving lives. Oxford Immunotec’s highly sensitive test and their team’s passion for solving complex health issues make it a natural fit with PerkinElmer’s mission and together, we believe will accelerate development of robust solutions to help detect infectious disease.”

PerkinElmer’s comprehensive global diagnostics portfolio includes solutions focused on: 1) Immunodiagnostics, in areas of immunology and infectious disease; 2) Reproductive Health, with a focus on newborn and prenatal testing; and 3) Applied Genomics, which includes fully automated sample to answer solutions around genomics and molecular testing.

Commenting on the Acquisition, Peter Wrighton-Smith, PhD, Chief Executive Officer of Oxford Immunotec, said: “We are delighted to be joining the PerkinElmer family. We believe this transaction is great for our shareholders, our employees and our customers. Access to PerkinElmer’s global reach and automation experience will enable us to accelerate our growth journey and make a growing impact in the field of infectious disease.”

The Board of Directors of each company has approved the transaction, which is expected to close in the first half of calendar 2021, subject to approval of Oxford Immunotec’s shareholders, court approval of the Scheme and other customary closing conditions. Upon the closing of the transaction, Oxford Immunotec will become a privately held company and Oxford Immunotec’s ordinary shares will no longer be listed on any public market.

Guggenheim Securities, LLC is acting as financial advisor to PerkinElmer. Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal counsel to PerkinElmer as to matters of U.S. law and Hogan Lovells International LLP is acting as legal counsel to PerkinElmer as to matters of English law.

An affiliate of Perella Weinberg UK Limited (“Perella Weinberg Partners”) is acting as financial advisor to Oxford Immunotec. Covington & Burling LLP is acting as legal counsel to Oxford Immunotec.

About Oxford Immunotec

Oxford Immunotec is a global, high-growth diagnostics company. Oxford Immunotec’s vision is to bring energy and invention to a world in need of diagnostic truth. Oxford Immunotec is uniquely placed as the only company in the world offering regulated ELISPOT assays for T cell measurement, with approval around the globe. Oxford Immunotec’s leading product, the T-SPOT®.TB test, is used for diagnosing infection with Tuberculosis, the world’s largest cause of death from infectious disease. Oxford Immunotec has manufactured in excess of 20 million clinical T cell tests for TB infection. The T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.OxfordImmunotec.com.

T-SPOT, the Oxford Immunotec logo, and T-Cell Select are trademarks of Oxford Immunotec Limited.

About PerkinElmer

PerkinElmer enables scientists, researchers and clinicians to address their most critical challenges across science and healthcare. With a mission focused on innovating for a healthier world, we deliver unique solutions to serve the diagnostics, life sciences, food and applied markets. PerkinElmer strategically partners with customers to enable earlier and more accurate insights supported by deep market knowledge and technical expertise. It has a dedicated team of about 14,000 employees worldwide who are passionate about helping customers work to create healthier families, improve the quality of life, and sustain the wellbeing and longevity of people globally. PerkinElmer reported revenue of approximately $2.9 billion in 2019, serves customers in 190 countries, and is a component of the S&P 500 index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

Contacts

(a) PerkinElmer:

Media Relations:

PerkinElmer, Inc.

Chet Murray

+ 1 781-462-5126

Chet.Murray@perkinelmer.com

Investor Relations:

PerkinElmer, Inc.

Bryan Kipp

+ 1 781-663-5583

Bryan.Kipp@perkinelmer.com

(b) Oxford Immunotec:

Media Relations:

Oxford Immunotec Global PLC

Matthew McLaughlin

+ 1 508-573-9953

mtmclaughlin@oxfordimmunotec.com

Investor Relations:

Oxford Immunotec Global PLC

Matthew McLaughlin

+ 1 508-573-9953

mtmclaughlin@oxfordimmunotec.com

Information:

Oxford Immunotec Global PLC

Matthew McLaughlin

+ 1 508-573-9953

mtmclaughlin@oxfordimmunotec.com

Important information will be filed with the SEC

Further details of the Acquisition and the Scheme will be contained in the Scheme Document to be dispatched to (among others) Oxford Immunotec’s shareholders and the Proxy Statement which will be filed with the United States Securities and Exchange Commission (“SEC”) and mailed to Oxford Immunotec shareholders, copies of which will also be posted along with notices of the Court Meeting and General Meeting and the Forms of Proxy. The Scheme Document and Proxy Statement will contain important information about PerkinElmer, Oxford Immunotec, the Acquisition and related matters. Investors and security holders are urged to read the Scheme Document and Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Scheme Document and Proxy Statement and other documents filed with the SEC by PerkinElmer and Oxford Immunotec through the web site maintained by the SEC at www.sec.gov, or free of charge from Oxford Immunotec at www.OxfordImmunotec.com or by directing a request to Oxford Immunotec at mtmclaughlin@oxfordimmunotec.com. PerkinElmer and Oxford Immunotec take no responsibility for, and can provide no assurance as to the reliability of, any information others may provide regarding any voting decision or response in relation to the Acquisition, other than the information contained in the Scheme Document and Proxy Statement.

PerkinElmer and Oxford Immunotec, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement. Information regarding PerkinElmer’s directors and executive officers is contained in PerkinElmer Form 10-K for the fiscal year ended December 29, 2019 and its proxy statement dated March 11, 2020, which are each filed with the SEC. Information regarding Oxford Immunotec’s directors and executive officers is contained in Oxford Immunotec’s Form 10-K for the fiscal year ended December 31, 2019 and its proxy statement dated April 29, 2020, which are each filed with the SEC. To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in each company’s latest proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Implementation Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Scheme Document and Proxy Statement and other relevant materials to be filed with the SEC when they become available.

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be made solely by the Scheme Document and Proxy Statement, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Scheme. Additionally, PerkinElmer and Oxford Immunotec will file other relevant materials with the SEC in connection with the transaction. INVESTORS ARE ADVISED TO READ THE SCHEME DOCUMENT AND PROXY STATEMENT, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WHEN IT BECOMES AVAILABLE CAREFULLY AND IN ITS ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO THE ACQUISITION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain a free copy of the Scheme Document and Proxy Statement (when available) at the Securities and Exchange Commission’s website at www.sec.gov, or free of charge from Oxford Immunotec at www.Oxford Immunotec.com or by directing a request to Oxford Immunotec at 293 Boston Post Rd W Suite 210, Marlborough, MA 01752. PerkinElmer and Oxford Immunotec take no responsibility for, and can provide no assurance as to the reliability of, any information others may provide regarding any voting decision or response in relation to the Acquisition, other than the information contained in the Scheme Document and Proxy Statement.

This Announcement does not constitute a prospectus or a prospectus equivalent document.

Cautionary Statement Concerning Forward-Looking Statements

This Announcement contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to each company’s customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will,” “may,” “could” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on the management of each company’s current assumptions and expectations and no assurances can be given that their assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: the failure of all of the closing conditions of the proposed Acquisition to be satisfied, including receipt of requisite approvals by Oxford Immunotec’s shareholders, and the sanction of the Scheme by the Court, which conditions may not be satisfied or waived; uncertainties as to the timing of the consummation of the Acquisition and the ability of each party to consummate the Acquisition; the occurrence of any event, change or other circumstance that could give rise to the termination of the Implementation Agreement; the effect of the announcement or pendency of the proposed Acquisition on PerkinElmer’s or Oxford Immunotec’s business, operating results, and relationships with customers, suppliers, competitors and others; risks that the proposed Acquisition may disrupt PerkinElmer’s or Oxford Immunotec’s current plans and business operations; potential difficulties retaining employees as a result of the proposed Acquisition; risks related to the diverting of management’s attention from PerkinElmer’s or Oxford Immunotec’s ongoing business operations; the outcome of any legal proceedings that may be instituted against the PerkinElmer or Oxford Immunotec related to the Implementation Agreement or the proposed Acquisition; markets into which the parties sell products declining or not growing as anticipated; effect of the COVID-19 pandemic on sales and operations of the parties; fluctuations in the global economic and political environments; the ability of the parties to execute acquisitions (including the Acquisition) and license technologies, or to successfully integrate acquired businesses and licensed technologies; the failure of PerkinElmer or Oxford Immunotec to maintain compliance with applicable government regulations; regulatory changes; the failure of PerkinElmer or Oxford Immunotec to comply with healthcare industry regulations; economic, political and other risks associated with foreign operations; the ability to retain key personnel; significant disruption in information technology systems, or cybercrime; the ability of PerkinElmer to obtain future financing; the United Kingdom’s withdrawal from the European Union; the ability of PerkinElmer to realize the full value of Oxford Immunotec’s intangible assets; significant fluctuations in the stock price of PerkinElmer or Oxford Immunotec; and other factors which are described under the caption “Risk Factors” in the most recent quarterly report on Form 10-Q and in other filings with the SEC of each of PerkinElmer and Oxford Immunotec.

The information contained in PerkinElmer’s filings with SEC, including in PerkinElmer’s Form 10-K for the fiscal year ended 29 December 2019 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this Announcement.

The information contained in Oxford Immunotec’s filings with SEC, including in Oxford Immunotec’s Form 10-K for the year ended 31 December 2019 identifies other important factors that could cause actual results to differ materially from those stated in or implied by the forward-looking statements in this Announcement.

PerkinElmer’s and Oxford Immunotec’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. We anticipate that subsequent events and developments will cause our views to change. However, while Oxford Immunotec or PerkinElmer may elect to update these forward-looking statements at some point in the future, each of PerkinElmer and Oxford Immunotec specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Oxford Immunotec’s or PerkinElmer’s views as of any later date.

Further acquisition details

The parties intend that the Acquisition will be implemented by means of a U.K. Court sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 . The Acquisition is conditional on, among other things: (i) the approval of Oxford Immunotec shareholders at the Court Meeting and the passing of the resolution by Oxford Immunotec shareholders at the General Meeting; and (ii) the sanction of the Scheme by the U.K. Court. The Acquisition does not require the approval of PerkinElmer shareholders.

The Acquisition is expected to become Effective and close by the end of the first half of 2021, subject to the satisfaction (or, where applicable, waiver) of the conditions set forth in the Implementation Agreement, dated as of January 7, 2021 among the parties (the “Implementation Agreement”).

Subject to the terms of the Implementation Agreement, PerkinElmer reserves the right to elect to implement the Acquisition by way of an Offer. In such an event, the Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme.

This Announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise.

Additional Information

Certain additional information about the proposed Acquisition and PerkinElmer and Oxford Immunotec is included in the annex to this announcement.

ANNEX TO ANNOUNCEMENT OF PERKINELMER AND OXFORD IMMUNOTEC

RECOMMENDED ACQUISITION

OF

OXFORD IMMUNOTEC GLOBAL PLC (“OXFORD IMMUNOTEC”)

BY

PERKINELMER, INC. (“PERKINELMER”)

(TO BE IMPLEMENTED BY WAY OF A SCHEME OF ARRANGEMENT UNDER PART 26 OF THE COMPANIES ACT)

1.	INTRODUCTION

The boards of directors of PerkinElmer and Oxford Immunotec are pleased to announce that they have reached agreement on the terms of a recommended acquisition whereby the entire issued and to be issued ordinary share capital of Oxford Immunotec will be acquired by Bidco (a wholly-owned subsidiary of PerkinElmer). It is intended that the Acquisition will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act.

2.	THE ACQUISITION

The Acquisition, which will be on the terms and subject to the conditions to be set out in the Scheme Document and Proxy Statement, will be made on the following basis:

for each Oxford Immunotec share: USD 22.00 in cash

•	the terms of the Acquisition value Oxford Immunotec’s entire issued and to be issued ordinary share capital at approximately USD 591 million; and

•	the terms of the Acquisition represent a premium of approximately:

•	28.3% to the Closing Price per Oxford Immunotec share of USD 17.15 on January 5, 2021 (being the last practicable date prior to the date of this Announcement); and

•

53.5% to the 90 trading day volume weighted average price per Oxford Immunotec Share of USD 14.34 for the period from October 8, 2020 to January 5, 2021 (being the last practicable date prior to the date of this Announcement).

•

In addition the terms of the acquisition represent a premium of 99.2% to the Company’s enterprise value calculated using the 90-day volume weighted average price for the period from October 8, 2020 to January 5, 2021.

3.	BACKGROUND TO AND REASONS FOR THE ACQUISITION

PerkinElmer is a global leader in the life sciences and diagnostics industry offering a broad portfolio of products, services and solutions for the diagnostics, life sciences, food and applied markets. PerkinElmer is focused on serving attractive end markets, improving its product mix, enhancing geographic reach and strengthening its technological capabilities.

The proposed acquisition of Oxford Immunotec by PerkinElmer will bring a number of benefits, which will further drive growth and value in the following ways, among others:

•

The combination of PerkinElmer’s channel expertise and leading workflow and testing capabilities with Oxford Immunotec’s leading proficiencies in T cell immunology with its proprietary test kits for latent tuberculosis will create better solutions for customers around the world.

•	Following the Acquisition, PerkinElmer will broaden its infectious disease solutions portfolio with market-leading tuberculosis offerings.

4.	RECOMMENDATION

The Oxford Immunotec directors, who have been advised by an affiliate of Perella Weinberg Partners with respect to the consideration to be received by holders of Oxford Immunotec Shares in the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing its advice to the Oxford Immunotec directors, Perella Weinberg Partners has taken into account the commercial assessments of the Oxford Immunotec directors.

Accordingly, the Oxford Immunotec directors have unanimously determined that it is advisable to recommend that Oxford Immunotec shareholders vote in favour of the resolutions relating to the Acquisition at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer), as they have irrevocably committed to do in respect of their entire beneficial holdings of 339,771 Oxford Immunotec Shares, representing approximately 1.3% of Oxford Immunotec’s issued share capital as at January 5, 2021, being the last practicable date prior to the date of this Announcement, and in respect of any awards that they exercise (which if exercised in full by each Oxford Immunotec director would be a further 1,271,624 Oxford Immunotec Shares).

5.	BACKGROUND TO AND REASONS FOR THE RECOMMENDATION

The terms of the Acquisition represent a 28.3% premium to the Closing Price per Oxford Immunotec share of USD 17.15 on January 5, 2021 (being the last practicable date prior to the date of this Announcement) and the Oxford Immunotec directors consider the terms of the Acquisition to be a fair reflection of the value of Oxford Immunotec’s business. In addition the terms of the Acquisition represent a premium of 99.2% to the Company’s enterprise value calculated using the 90-day volume weighted average price for the period from October 8, 2020 to January 5, 2021.

6.	IRREVOCABLE UNDERTAKINGS

PerkinElmer has received irrevocable undertakings to vote or procure votes in favor of the resolutions relating to the Scheme at the Meetings (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of such Offer) from the Oxford Immunotec directors and named executive officers, in respect of their entire outstanding beneficial holdings and (to the extent relevant) the outstanding beneficial holdings of such person’s spouse, civil partner, de facto partner, or similarly-related person, amounting to 339,771 Oxford Immunotec shares, in aggregate, representing approximately 1.3% of the issued share capital of Oxford Immunotec as at January 5, 2021, being the last practicable date prior to this Announcement and in respect of any awards that they exercise (which if exercised in full by each Oxford Immunotec director and named executive officer) would be a further 1,461,753 Oxford Immunotec Shares.

Further details of these Irrevocable Undertakings are set out in Appendix I.

7.	INFORMATION ON PERKINELMER

PerkinElmer enables scientists, researchers and clinicians to address their most critical challenges across science and healthcare. With a mission focused on innovating for a healthier world, PerkinElmer delivers unique solutions to serve the diagnostics, life sciences, food and applied markets. PerkinElmer strategically partners with customers to enable earlier and more accurate insights supported by deep market knowledge and technical expertise. It has a dedicated team of about 14,000 employees worldwide who are passionate about helping customers work to create healthier families, improve the quality of life, and sustain the wellbeing and longevity of people globally. PerkinElmer reported revenue of approximately $2.9 billion in 2019, serves customers in 190 countries, and is a component of the S&P 500 index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

8.	INFORMATION ON OXFORD IMMUNOTEC

Oxford Immunotec is a global, high-growth diagnostics company. Oxford Immunotec brings energy and invention to a world in need of diagnostic truth. Oxford Immunotec is uniquely placed as the only company in the world offering regulated ELISPOT assays for T cell measurement, with approval around the globe. Oxford Immunotec’s leading product, the T-SPOT®.TB test, is used for diagnosing infection with Tuberculosis, the world’s largest cause of death from infectious disease. Oxford Immunotec has manufactured in excess of 20 million clinical T cell tests for TB infection. The T-SPOT.TB test has been approved for sale in over

50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.OxfordImmunotec.com.

T-SPOT, the Oxford Immunotec logo, and T-Cell Select are trademarks of Oxford Immunotec Limited.

9.	OXFORD IMMUNOTEC SHARE PLANS

Participants in the Oxford Immunotec Share Plans will be treated in accordance with the provisions set forth in the Implementation Agreement.

10.	ACQUISITION RELATED ARRANGEMENTS

10.1	Implementation Agreement

PerkinElmer, Bidco and Oxford Immunotec entered into the Implementation Agreement, which records PerkinElmer’s, Bidco’s and Oxford Immunotec’s intention to implement the Acquisition by way of a Scheme, subject to the ability of PerkinElmer and Bidco to implement the Acquisition by way of an Offer in the circumstances described in the Implementation Agreement.

Oxford Immunotec has made representations and warranties to PerkinElmer and Bidco in the Implementation Agreement, regarding among other things: (i) corporate existence and power; (ii) subsidiaries; (iii) organisational documents; (iv) corporate authorisation; (v) binding obligations; (vi) governmental authorisation; (vii) non-contravention; (viii) capitalisation; indebtedness; (ix) SEC filings and financial statements; (x) absence of certain changes; (xi) property; (xii) compliance with laws; permits; (xiii) regulatory matters; (xiv) certain business practices; (xv) litigation; (xvi) intellectual property; (xvii) taxes; (xviii) material contracts; (xix) environmental matters; (xx) insurance; (xxi) opinion of financial advisor; (xxii) finders’ fee; (xxiii) employees and benefits plans; (xxiv) privacy and data security; (xxv) the inapplicability of the code on takeovers and mergers; (xxvi) affiliate transactions; (xxvii) no rights plan; (xxviii) suppliers; and (xxix) no other representations or warranties. The Implementation Agreement contains customary representations and warranties by PerkinElmer and Bidco. The Implementation Agreement also contains customary pre-closing covenants, including obligations on Oxford Immunotec to conduct its business in the ordinary course of business and to refrain from taking specified actions without the consent of PerkinElmer.

Termination and Termination Fee

The Implementation Agreement contains customary termination rights for both PerkinElmer and the Company, including, among others, that it may be terminated, subject to the terms and conditions of the Implementation Agreement: (i) by mutual written consent of PerkinElmer and the Company; (ii) by either the Company or PerkinElmer, if a governmental injunction, order or other legal restraint prevents the consummation of the Acquisition; (iii) by either PerkinElmer or the Company, if the Scheme is not approved by the requisite majority of the Company’s shareholders or the Scheme is not sanctioned by the Court at the Court Hearing; or (iv) by either the Company or PerkinElmer upon the other party’s uncured material breach of any representation, warranty, covenant or obligation under the Implementation Agreement which would reasonably be expected to prevent PerkinElmer from consummating the Acquisition or which would prevent the Company from satisfying certain closing conditions, as the case may be. The Implementation Agreement may also be terminated (A) by PerkinElmer if the Company Board fails to recommend or changes its recommendation regarding the Acquisition or approves or recommends an alternative transaction or, in certain circumstances, fails to recommend against an alternative transaction, or (B) by the Company, in order to enter into a definitive agreement with respect to a superior proposal, subject to specified limitations. In addition to the foregoing termination rights, and subject to certain limitations, either of PerkinElmer and the Company may terminate the Implementation Agreement if the Acquisition is not consummated by the long stop date of June 30, 2021 (or such later date as the parties may agree). If the Implementation Agreement is terminated under certain circumstances specified in the Implementation Agreement (including under specified circumstances in connection with the Company’s entry into an agreement with respect to a superior proposal), the Company will be required to pay the PerkinElmer a termination fee of $5,900,000.

11.	STRUCTURE OF THE ACQUISITION

Scheme

It is intended that the Acquisition will be effected by a Court-sanctioned scheme of arrangement between Oxford Immunotec and the Scheme Shareholders under Part 26 of the Companies Act. The purpose of the Scheme is to provide for Bidco to become the owner of the whole of the issued and to be issued ordinary share capital of Oxford Immunotec.

This is to be achieved by the transfer of all of the outstanding Scheme Shares at the Scheme Record Time to Bidco or its nominee, in consideration for which Bidco will pay the cash consideration per Scheme Share on the basis set out in the Scheme. Under the Scheme, the Acquisition is to be achieved by:

(a)	Oxford Immunotec shareholders receiving a circular including notices convening the Court Meeting and the General Meeting and setting out the details of the Scheme;

(b)	passing of the resolutions at the General Meeting and the Court Meeting; and

(c)

the sanction of the Scheme by the Court at the Court Hearing and, consequently, the transfer of the Scheme Shares held by Scheme Shareholders to Bidco (or its nominee(s)) in consideration for which the Scheme Shareholders will receive cash consideration pursuant to the Scheme.

Approval by Court Meeting and General Meeting

In order to become Effective, the Scheme requires, among other things, the:

(a)

approval of a majority in number of the Scheme Shareholders who vote, representing not less than 75% in value of the Scheme Shares held by those Scheme shareholders, present and voting, either in person or by proxy, at the Court Meeting; and

(b)

approval of not less than 75% of the votes cast, either in person or by proxy, of the resolution necessary in order to implement the Scheme and to amend the articles of association of Oxford Immunotec at the General Meeting (to be held directly after the Court Meeting).

Application to Court to sanction the Scheme

Once the approvals of the Oxford Immunotec shareholders have been obtained at the Court Meeting and the General Meeting, and the other conditions have been satisfied or (where applicable) waived, it is necessary for the Scheme to be sanctioned by the Court at the Court hearing.

Conditions to the Acquisition

In addition to the conditions to the Scheme described above, the Acquisition will be subject to the conditions and further terms set out in full in the Implementation Agreement and to be detailed in the Scheme Document and Proxy Statement.

Scheme timetable

A full anticipated timetable will be set out in the Scheme Document and Proxy Statement which Oxford Immunotec will file with the SEC, and which is intended to be posted to Oxford Immunotec shareholders along with notices of the Court Meeting and General Meeting and the Forms of Proxy within 5 Business Days following the date Oxford Immunotec has cleared comments received from the SEC, if any, on such document, unless Oxford Immunotec and PerkinElmer otherwise agree to a later date. Subject to certain restrictions relating to persons resident in restricted jurisdictions, the Scheme Document will also be made available on Oxford Immunotec’s website at www.Oxford Immunotec.com.

At this stage, subject to the approval and availability of the Court (which is subject to change), and subject to the satisfaction (or, where applicable, waiver) of the conditions, PerkinElmer expects the Acquisition will become Effective by the first half of 2021.

Full details of the Scheme to be set out in the Scheme Document and Proxy Statement

Further details of the Scheme will be set out in the Scheme Document and Proxy Statement, including the action to be taken by Scheme Shareholders.

In deciding whether or not to vote or procure votes in favour of the resolutions relating to the Scheme at the Meetings in respect of their Oxford Immunotec Shares, Oxford Immunotec shareholders should rely on the information contained, and follow the procedures described, in the Scheme Document and Proxy Statement.

The Scheme will be governed by the laws of England and Wales.

Right to switch to an Offer

PerkinElmer reserves the right to elect, subject to the terms of the Implementation Agreement, to implement the Acquisition by way of an Offer. In such an event, the Offer will be implemented on the same terms or, if PerkinElmer so decides, on such other terms being no less favourable (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme. The Effective Date for an Offer will be the date when the Offer has been declared or becomes unconditional.

12.	DE-LISTING AND RE-REGISTRATION

Prior to the Scheme becoming Effective, a request will be made by Oxford Immunotec to Nasdaq to suspend trading of, and de-list, the Oxford Immunotec Shares on the Nasdaq Global Market, to take effect on, or shortly after, the Effective Date.

As soon as practicable after the Effective Date and after the cancellation of the listing and admission to trading of the Oxford Immunotec Shares on the Nasdaq Global Market, it is intended that Oxford Immunotec will be re-registered as a private limited company under the relevant provisions of the Companies Act.

13.	GENERAL

Perella Weinberg Partners and Guggenheim Partners have given and not withdrawn their consent to the publication of this Announcement with the inclusion herein of the references to their names in the form and context in which they appear.

The Appendices form part of, and should be read in conjunction with, this Announcement.

Overseas Oxford Immunotec shareholders

The release, publication or distribution of this Announcement in jurisdictions other than the United Kingdom and the United States may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the United States (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the United Kingdom or United States or who are subject to the laws of another jurisdiction to vote their Oxford Immunotec Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. This Announcement has been prepared for the purpose of complying with English law and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Copies of this Announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Acquisition.

If the Acquisition is implemented by way of an Offer, the Offer may not (unless otherwise permitted by applicable law and regulation) be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of any Restricted Jurisdiction and the Acquisition will not be capable of acceptance by any such use, means, instrumentality or facilities or from within any Restricted Jurisdiction.

Further details in relation to Oxford Immunotec shareholders in overseas jurisdictions will be contained in the Scheme Document.

Notice to U.S. investors in Oxford Immunotec

The Acquisition relates to the shares of a U.K. company and is being made by means of a scheme of arrangement provided for under Part 26 of the Companies Act and subject to the proxy solicitation rules under the U.S. Exchange Act. The Acquisition, implemented by way of a scheme of arrangement, is not subject to the tender offer rules under the U.S. Exchange Act. If, in the future, PerkinElmer exercises its right to implement the Acquisition by way of an Offer, subject to the terms of the Implementation Agreement, the Acquisition will be made in compliance with applicable U.S. and U.K. laws and regulations.

It may be difficult for U.S. Oxford Immunotec shareholders to enforce their rights and any claim arising out of the U.S. federal securities laws, because Oxford Immunotec is located in a non-U.S. country, and some of its officers and/or directors are residents of a non-U.S. country. U.S. Oxford Immunotec shareholders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

U.S. Oxford Immunotec shareholders are urged to consult with their own legal, tax and financial advisers in connection with making a decision regarding the Acquisition.

Important notices relating to financial advisers

Guggenheim Partners LLP (“Guggenheim”), which is authorized and regulated by the FCA, is acting exclusively for PerkinElmer and no one else in connection with the matters referred to in this document. Guggenheim is not and will not be responsible to anyone other than PerkinElmer for providing the protections afforded to its clients or for providing advice in connection with the contents of this document or any matter referred to in this Announcement.

Perella Weinberg Partners, which is authorized and regulated by the FCA, is acting exclusively for Oxford Immunotec and no one else in connection with the matters referred to in this document. Perella Weinberg Partners is not and will not be responsible to anyone other than Oxford Immunotec for providing the protections afforded to its clients or for providing advice in connection with the contents of this document or any matter referred to in this Announcement.

The City Code on Takeovers and Mergers

The City Code on Takeovers and Mergers does not apply to the Acquisition.

Appendix I

Irrevocable Undertakings

PerkinElmer (UK) Holdings Limited has received irrevocable commitments from the Oxford Immunotec directors and named executive officers, as listed below, in respect of their own beneficial holdings of Oxford Immunotec shares and (to the extent relevant) the beneficial holdings of each Oxford Immunotec director or named executive officer’s spouse, civil partner, de facto partner, or similarly-related person, representing in aggregate approximately 1.3% of the existing issued share capital of Oxford Immunotec. These commitments require each Oxford Immunotec director and named executive officer to vote or procure that the registered holder votes in favour of the resolutions relating to the Acquisition at the Meetings (or, in the event the Acquisition is implemented by means of an Offer, to accept, or procure acceptance of, the Offer).

Name of Oxford Immunotec director or named executive officer	Number of Oxford Immunotec shares	% of Oxford Immunotec issued share capital
Peter Wrighton-Smith (Chief Executive Officer)	312,047	1.2
Ronald Andrews	0	0.0
Patrick Balthrop Sr.	4,000	0.0
Mark Klausner	0	0.0
Patricia Randall	23,724	0.1
Herman Rosenman	0	0.0
Richard Alvin Sandberg	0	0.0
James Tobin	0	0.0
Andrew Scott Walton	0	0.0
Janet Kidd	0	0.0
Matthew McLaughlin	0	0.0
TOTAL	339,771	1.3

PerkinElmer (UK) Holdings Limited has also received irrevocable commitments from the Oxford Immunotec Directors and named executive officers, as listed below, in respect of any awards exercised which would result in such Oxford Immunotec Director or named executive officer having outstanding beneficial holdings of Oxford Immunotec Shares and (to the extent relevant) the outstanding beneficial holdings of each such Oxford Immunotec Director or named executive officer’s spouse, civil partner, de facto partner, or similarly-related person, which if such awards were exercised in full by each Oxford Immunotec Director or named executive officer would be in respect of 1,461,753 Oxford Immunotec Shares.

Name of Oxford Immunotec director or named executive officer	Total number of Oxford Immunotec Shares that may be acquired on exercise of awards
Peter Wrighton-Smith (Chief Executive Officer)	724,542
Ronald Andrews	65,774
Patrick Balthrop Sr.	62,045
Mark Klausner	47,131
Patricia Randall	95,472
Herman Rosenman	80,688
Richard Alvin Sandberg	56,967
James Tobin	73,231
Andrew Scott Walton	65,774
Janet Kidd	36,819
Matthew McLaughlin	153,310
TOTAL	1,461,753

Appendix II

Definitions

The following definitions apply throughout this Announcement, unless the context otherwise requires:

Bidco	means PerkinElmer (UK) Holdings Limited

Bidder	means PerkinElmer, Inc.

Bidder Group	means Bidder and its subsidiary undertakings and associated undertakings

Business Day	means a day (other than a Saturday, Sunday, public or bank holiday) on which banks are generally open for business in London and New York

Closing Price	means the Nasdaq closing price for a share

Companies Act	means the U.K. Companies Act 2006

Court	means the High Court of Justice in England and Wales

Court Hearing	means the hearing of the Court at which Oxford Immunotec will seek an order sanctioning the Scheme pursuant to Part 26 of the Companies Act (including any adjournment, postponement or reconvention thereof)

Court Meeting	means the meeting or meetings of the Scheme Shareholders to be convened by order of the Court pursuant to Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving the Scheme including any adjournment, postponement or reconvention of any such meeting, notice of which shall be contained in the Scheme Document

Court Order	means the order of the Court sanctioning the Scheme under section 899 of the Companies Act

Effective	means: (i) if the Acquisition is implemented by way of the Scheme, the Scheme having become effective in accordance with its terms; or (ii) if the Acquisition is implemented by way of an Offer, the Offer having been declared or become wholly unconditional

Effective Date	means the date on which the Acquisition becomes Effective

Forms of Proxy	means the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document

General Meeting	means the general meeting of Oxford Immunotec shareholders (including any adjournment thereof) to be convened for the purpose of considering and, if thought fit, approving the shareholder resolutions necessary to enable Oxford Immunotec to implement the Acquisition, notice of which shall be contained in the Scheme Document

Irrevocable Undertakings	means the irrevocable undertakings given by the Oxford Immunotec directors and named executive officers to vote or procure votes in favour of the Scheme at the Court Meeting and the resolutions to be passed at the General Meeting (or in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of the Offer), as detailed in paragraph 6 of this Announcement

Meetings	means the Court Meeting and the General Meeting

Nasdaq	means the Nasdaq Global Market

Offer	if the Acquisition is implemented by way of a takeover offer (within the meaning of section 974 of the Companies Act 2006), the offer to be made by or on behalf of Bidco to acquire the entire issued and to be issued share capital of Oxford Immunotec not already owned by Bidco including, where the context permits, any subsequent revision, amendment, variation, extension or renewal of such offer

Oxford Immunotec directors or Oxford Immunotec Board	means the directors of Oxford Immunotec as at the date of this Announcement or, where the context so requires, the directors of Oxford Immunotec from time to time

Oxford Immunotec shareholders	means the registered holders of Oxford Immunotec Shares from time to time

Oxford Immunotec Shares	means the ordinary shares of £0.006705 each in the capital of Oxford Immunotec

Oxford Immunotec Share Plans	means Oxford Immunotec’s Amended and Restated 2008 Stock Incentive Plan and 2013 Share Incentive Plan

Perella Weinberg Partners	means Perella Weinberg UK Limited

Registrar	means the Registrar of Companies in England and Wales

Restricted Jurisdiction	means any jurisdiction where local laws or regulations may result in a risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to Oxford Immunotec shareholders in that jurisdiction

Scheme	means the proposed scheme of arrangement under Part 26 of the Companies Act between Oxford Immunotec and Scheme Shareholders to implement the Acquisition to be set out in the Scheme Document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by Bidco and Oxford Immunotec

Scheme Document	means the circular including the particulars required by section 897 of the Companies Act that shall be dispatched to Oxford Immunotec shareholders by or on behalf of Oxford Immunotec in connection with the Scheme and containing, inter alia, the details of the Acquisition and notices convening the Meetings, including any revised or supplementary scheme document, which shall be a part of the proxy statement filed with the SEC

Scheme Record Time	means the time and date to be specified as such in the Scheme Document, expected to be 6.00 p.m. (London time) on the Business Day immediately preceding the Effective Date, or such other time as PerkinElmer and Oxford Immunotec may agree

Scheme Shareholders	means holders of Scheme Shares

Scheme Shares

means together:

(a)    the Oxford Immunotec Shares in issue at the date of the Scheme Document and which remain in issue at the Scheme Record Time;

(b)    any Oxford Immunotec Shares issued after the date of the Scheme Document and prior to the Voting Record Time which remain in issue at the Scheme Record Time; and

(c)    any Oxford Immunotec Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme and, in each case, which remain in issue at the Scheme Record Time, excluding, in any case, any Oxford Immunotec Shares held by or on behalf of PerkinElmer or the Bidder Group at the Scheme Record Time

SEC	means the U.S. Securities and Exchange Commission

U.K. or United Kingdom	means the United Kingdom of Great Britain and Northern Ireland

U.S. or United States	means the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

U.S. Exchange Act	means the U.S. Securities Exchange Act of 1934

Voting Record Time	means the time and date to be specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 p.m. (London time) on the day two days prior to the Court Meeting or any adjournment thereof (as the case may be)

All references to GBP, pence, Sterling, Pounds, Pounds Sterling, p or £ are to the lawful currency of the United Kingdom. All references to USD, $, US$, U.S. dollars, United States dollars and cents are to the lawful currency of the United States of America.

All references to statutory provision or law or to any order or regulation shall be construed as a reference to that provision, law, order or regulation as extended, modified, amended, replaced or re-enacted from time to time and all statutory instruments, regulations and orders from time to time made thereunder or deriving validity therefrom.

All the times referred to in this Announcement are Eastern Time unless otherwise stated. References to the singular include the plural and vice versa.

All references to “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given to them in the Companies Act.